Exhibit 1





     We, the undersigned, hereby express our agreement that the attached
Schedule 13D is filed on behalf of each of the undersigned together as a group.


                              WORLDCORP INVESTMENTS, INC.



Date:November 22, 1996        By:  /s/ T. Coleman Andrews, III
                                   T. Coleman Andrews, III
                                   President
                                   and Chief Executive Officer


                              WORLDCORP, INC.



Date:November 22, 1996        By:  /s/ Mark S. Lynch
                                   Mark S. Lynch
                                   Vice President
                                   and Chief Financial Officer